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EXHIBIT 23.01

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-24867, 333-45701, 333-65027 and 333-92819) of MERANT plc pertaining to the employee share plans named on the facing sheets thereof of our report dated October 25, 2002, with respect to the consolidated financial statements and schedule of MERANT plc included in the Annual Report (Form 20-F) for the year ended April 30, 2002.

Ernst & Young LLP

Reading, England
October 30, 2002

87

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT AUDITORS